Exhibit 99.1

IMMEDIATE RELEASE

September 30, 2010

UNITED NATURAL FOODS, INC. ANNOUNCES

PRICING OF COMMON STOCK PUBLIC OFFERING

Providence, Rhode Island — September 30, 2010 — United Natural Foods, Inc. (Nasdaq: UNFI) (the “Company”) announced today the pricing of its previously announced public offering of 3,850,000 shares of its common stock at a price to the public of $33.00 per share.  The Company has granted the underwriters a 30-day option to purchase up to an additional 577,500 shares of common stock from the Company at the public offering price, less the underwriting discount and commission, to cover overallotments, if any.  The Company is conducting the offering pursuant to an effective registration statement under the Securities Act of 1933.

The aggregate net proceeds from the sale of the common stock are expected to be $120.2 million, after deducting underwriting discounts and commissions and estimated expenses, assuming the underwriters do not exercise their option to purchase additional shares of common stock.  The Company expects to use the net proceeds from the offering to repay a portion of the outstanding borrowings under its revolving credit facility.

The offering, which is subject to customary closing conditions, is expected to close on October 6, 2010.

BofA Merrill Lynch and Barclays Capital are acting as joint book-running managers for the offering and BB&T Capital Markets and RBC Capital Markets are acting as co-managers for the offering.

The common stock offering is being made solely by means of a prospectus and related prospectus supplement filed with the Securities and Exchange Commission. Copies of the prospectus and prospectus supplement may be obtained for free by contacting BofA Merrill Lynch, 4 World Financial Center, New York, NY 10080, Attn: Prospectus Department or email dg.prospectus_requests@baml.com or Barclays Capital, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, or email Barclaysprospectus@broadridge.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to purchase the common stock or any other securities of the Company. No offer, solicitation or sale shall be made in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful.

About United Natural Foods

United Natural Foods, Inc. carries and distributes products to customer locations throughout the United States and Canada. The Company serves a wide variety of retail formats including conventional supermarket chains, natural product superstores, independent retail operators and the foodservice channel.

AT THE COMPANY:	FINANCIAL RELATIONS BOARD
Mark Shamber	Joseph Calabrese
Chief Financial Officer	General Information
(401) 528-8634	(212) 827-3772

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995.  Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects” and similar references to future periods.  Examples of forward-looking statements include, but are not limited to, statements regarding the proposed offering of our common stock (including the overallotment option), the expected closing of the offering  and our intended use of proceeds of the offering.  These statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, the statements. These risks and uncertainties include: prevailing conditions in the equity capital markets and demand for our common stock; and other risks and uncertainties described in the Company’s registration statement on Form S-3 filed with the SEC on September 9, 2009 and the related prospectus and prospectus supplement, in the Company’s most recent Annual Report on Form 10-K for the year ended July 31, 2010, and other filings the Company makes with the SEC.  For these reasons, readers are cautioned not to place undue reliance on the Company’s forward-looking statements.  Any forward-looking statement that the Company makes speaks only as of the date of such statement, and the Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.